Exhibit 99.2

ZaZa Energy Corporation

Unaudited Pro Forma Condensed Consolidated Financial Information

On September 18, 2014, ZaZa Energy Corporation (the “Company”) closed the sale of 6,000 net acres of undeveloped leases in its East Texas JV to an affiliate of Quantum Energy Partners (“Quantum”) for approximately $17 million of total consideration consisting of $11 million in cash and the Company’s right to receive Quantum’s interest in certain future wells (the “Quantum Transaction”).  The terms of the Transaction are set forth in a Purchase and Sale Agreement, dated August 21, 2014, by and between the Company and Quantum, as amended by Amendment No. 1 dated September 16, 2014 (the “Purchase and Sale Agreement”).  Additionally, pursuant to the terms of our 10.00% Senior Secured Notes due 2017 (the “Senior Secured Notes”), we are required to use 10% of the cash proceeds, or $1.1 million, to prepay the Senior Secured Notes (the “Senior Secured Notes Prepayment”).  The Company anticipates paying the Senior Secured Notes Prepayment on September 26, 2014.

The unaudited pro forma condensed consolidated financial data set forth below has been derived by the application of pro forma adjustments to our historical financial statements. The unaudited pro forma condensed consolidated financial data gives effect to the Quantum Transaction and the Senior Secured Notes Prepayment as if it had occurred on (a) January 1, 2013 in the case of the Consolidated Statements of Operations and (b) June 30, 2014 in the case of the Consolidated Balance Sheet. As the purpose of the pro forma information provided below is to illustrate the results of operations of the Company without the disposed assets.

This information should be read in conjunction with our audited consolidated financial statements and the related notes filed as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our unaudited consolidated financial statements and the related notes filed as part of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

The following unaudited pro forma condensed consolidated financial data is not necessarily indicative of our financial position or results of operations that actually would have been attained had the Quantum Transaction and the Senior Secured Notes Prepayment occurred at the dates indicated, and is not necessarily indicative of our financial position or results of operations that will be achieved in the future.

ZAZA ENERGY CORPORATION

CONSOLIDATED BALANCE SHEET

(Unaudited)

(in thousands, except share data)

	Historical June 30, 2014	Pro Forma Adjustments		Pro Forma June 30, 2014
Current assets:
Cash and cash equivalents	$6,336	$9,900	A	$16,236

Accounts receivable	2,506			2,506
Prepayments and other current assets	1,385			1,385
Total current assets	10,227	9,900		20,127
Property and equipment:
Oil and gas properties, successful efforts method	53,095			53,095
Furniture and fixtures	1,843			1,843
Total property and equipment	54,938			54,938
Accumulated depletion, depreciation and amortization	(10,442)			(10,442)
Property and equipment, net	44,496			44,496
Other assets	4,590			4,590
Deferred taxes	2,971			2,971
Total assets	62,284	9,900		72,184
Current liabilities:
Accounts payable - trade	391			391
Accrued liabilities	6,377			6,377
Deferred income taxes	2,971			2,971
Senior Secured Notes, net of discount	13,905	(1,020	)B	12,885
Income taxes payable	97			97
Total current liabilities	23,741	(1,020)		22,721
Long-term accrued liabilities	8,631			8,631
Asset retirement obligations	359			359
Long-term payable - related parties	4,128			4,128
Convertible Senior Notes, net of discount	29,390			29,390
Subordinated Notes	47,330			47,330
Warrants	14,251			14,251
Embedded conversion options associated with Convertible Senior Notes	4,165			4,165
Quantum Put Option		11,000	C	11,000
Total liabilities	131,995	9,980		141,975
Commitments and contingencies (Note 12)
Stockholders’ deficit:
Common stock, $0.01 par value, 250,000,000 shares authorized; 112,519,583 and 107,589,041 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	1,125			1,125
Additional paid-in capital	111,378			111,378
Accumulated deficit	(182,185)	(80	)D	(182,265)
Accumulated other comprehensive loss	(29)			(29)
Total stockholders’ deficit	(69,711)	(80)		(69,791)
Total liabilities and stockholders’ deficit	$62,284	$9,900		$72,184

Note: The unaudited pro forma consolidated balance sheet at June 30, 2014 has been prepared as though the divestiture had occurred on June 30, 2014.

A: Cash received of $11 million reduced by a $1.1 million required prepayment of Senior Secured Notes.

B: Prepayment of Senior Secured Notes of $1.1 million offset by pro-rata allocation of discount.

C: Quantum put option incurred of $11 million.  In connection with completing the Quantum Transaction, the Company and Quantum entered into the East Texas Development Agreement, dated September 18, 2014 (the “Quantum Development Agreement”), which gives Quantum a put option that allows Quantum, for two years after the closing of the Quantum Transaction, to cause the Company to purchase Quantum’s interest in the jointly owned assets on an all or nothing basis for a cash price based on Quantum’s out-of-pocket cost of acquiring and renewing leases under the Quantum Development Agreement. If Quantum exercises the put option, all of the assets acquired by Quantum would be returned to the Company.  The put price is based on Quantum’s costs (without any interest factor or other return) and provides Quantum with downside protection if the acquired assets have declined in value as of the time that the put becomes exercisable or thereafter.

D: Pro-rata allocation of interest expense on debt issuance discount.

ZAZA ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share data)

	6 Months Ended
	Historical June 30, 2014	Pro Forma Adjustment		Pro Forma June 30, 2014
Revenues:
Oil and gas revenues	$6,765			$6,765
Total revenues	6,765			6,765
Operating costs and expenses:
Lease operating expense	1,177			1,177
Depreciation, depletion, amortization, and accretion	3,711			3,711
Impairment of oil and gas properties	3,104			3,104
General and administrative	12,986			12,986
Gain on asset divestitures	(4,076)			(4,076)
Total operating costs and expenses	16,902			16,902
Operating loss	(10,137)			(10,137)
Other expenses (income):
Foreign currency exchange (gain) loss	(9)			(9)
Loss on extinguishment of debt	1,982			1,982
Interest expense, net	7,075	(96	)A	6,979
Loss (gain) on fair value of warrants	(1,289)			(1,289)
Loss (gain) on fair value of embedded conversion options associated with Convertible Senior Notes	(830)			(830)
Total other expenses (income)	6,929	(96)		6,883
Loss from continuing operations before income taxes	(17,066)	96		(16,970)
Income tax benefit	(6,494)	34	B	(6,460)
Loss from continuing operations	(10,572)	62		(10,510)
Basic and diluted loss per share:
Continuing operations (in dollars per share)	$(0.10)			$(0.10)
Total basic and diluted loss per share (in dollars per share)	$(0.10)			$(0.10)
Weighted average shares outstanding:
Basic and diluted (in shares)	105,725			105,725

Note: The unaudited pro forma consolidated statements of income for the six months ended June 30, 2014 have been prepared as though the divestiture had occurred on January 1, 2013.

A: Lower outstanding principal on Senior Secured Notes resulting in lower interest expense.

B: Tax effected at the statutory tax rate of 35%.

ZAZA ENERGY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share data)

	Historical December 31, 2013	Year Ended Pro Forma Adjustments		Pro Forma December 31, 2013
Revenues and other income:
Oil and gas revenues	$8,874			$8,874
Total revenues and other income	8,874			8,874
Operating costs, expenses and income:
Lease operating expense	2,127			2,127
Depreciation, depletion, amortization, and accretion	3,615			3,615
Impairment of oil and gas properties	104,556			104,556
General and administrative	29,391			29,391
Gain on asset divestitures	(24,434)			(24,434)
Total operating costs and expenses	115,255			115,255
Operating income (loss)	(106,381)			(106,381)
Other expense (income)
Foreign currency exchange loss	11			11
Loss on extinguishment of debt	16,568			16,568
Interest expense, net	14,269	(198	)A	14,071
Gain on fair value of warrants	(23,394)			(23,394)
(Gain) loss on fair value of embedded conversion options	(16,387)			(16,387)
Total other expense (income)	(8,933)	(198)		(9,131)
Income (loss) from continuing operations before income taxes	(97,448)	198		(97,250)
Income tax expense (benefit)	(32,985)	69	B	(32,916)
Loss from continuing operations	(64,463)	129		(64,334)
Basic loss per share:
Basic loss per share: Continuing operations (in dollars per share)	$(0.62)			$(0.62)
Diluted loss per share:
Diluted loss per share: Continuing operations (in dollars per share)	$(0.62)			$(0.62)
Weighted average shares outstanding:
Basic (in shares)	103,462			103,462
Diluted (in shares)	103,462			103,462

Note: The unaudited pro forma consolidated statements of income for the year ended December 31, 2013 have been prepared as though the divestiture had occurred on January 1, 2013.

A: Lower outstanding principal on Senior Secured Notes resulting in lower interest expense.

B: Tax effected at the statutory tax rate of 35%.